UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-0674867 (I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina (Address of principal executive offices)	27030 (Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)      Gary L. Pechota, a member of the Board of Directors (the “Board”) of Insteel Industries, Inc. (the “Company”), passed away unexpectedly on December 14, 2016. Mr. Pechota served on our Board since 1998 and we will greatly miss his leadership and trusted counsel.

Pending developments in its director selection process and any determination to appoint qualified new directors, the Board on December 19, 2016 approved and adopted an amendment to the Company’s bylaws (the “Bylaw Amendment”). The Bylaw Amendment was effective immediately and reduced the minimum size of the Board from six to five directors. In connection with the Bylaw Amendment, the Board determined to fix the size of the Board at five directors.

The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the full text of the Bylaw Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

Exhibit 3.1	Amendment to the Bylaws of Insteel Industries, Inc., effective December 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC.

Registrant

Date: December 20, 2016	By:	/s/ Michael C. Gazmarian
Michael C. Gazmarian
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment to the Bylaws of Insteel Industries, Inc., effective December 19, 2016.